Exhibit 10.1

                             AMENDMENT NO. 3 TO THE
                  SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN

         WHEREAS, Scholastic Corporation (the "Company") maintains the Scholastic Corporation 1995 Stock Option Plan (the "Plan");

         WHEREAS, pursuant to Section 6 of the Plan, the Company reserved the right, by action of its Board of Directors (the "Board") to amend the Plan from time to time; and

         WHEREAS, the Board desires to amend the Plan.

         NOW, THEREFORE, effective May 25, 2006, the Plan is amended as follows:

                  1. Paragraph (f) of Section 8 of the Plan is amended and restated to read as follows:

                  "The Committee (i) may provide, in its discretion, that any Stock Option shall become exercisable in installments and (ii) may waive or accelerate any such installment exercise provision, provided, however that, in the event of termination of the Optionee's employment with the Company and its Subsidiaries and Affiliates due to the Optionee's death or Disability, the vesting of any outstanding Stock Option granted to such Optionee shall automatically be accelerated."


                  2. Except as otherwise provided herein, the Plan is ratified and confirmed and shall continue in full force and effect.